Exhibit 5

July 19, 2013

Streamline Health Solutions, Inc.

1230 Peachtree Street NE, Suite 1000

Atlanta, Georgia  30309

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Streamline Health Solutions, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pertaining to the registration of up to $37,500,000 in aggregate offering prices of securities to be offered by the Company from time to time.  The Registration Statement relates to the proposed offer and sale by the Company of the following securities (the “Securities”) (a) shares of common stock, $0.01 par value per share (the “Common Stock”); (b) one or more series of shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (c) warrants to purchase equity securities (the “Warrants”); and (d) units (the “Units” and collectively, along with the Common Stock, Preferred Stock and Warrants, the “Securities”).  The Registration Statement provides that if so indicated in a prospectus supplement, the Preferred Stock may be convertible or exchangeable into other securities or property, including Common Stock and Preferred Stock.  The Registration Statement also relates to the sale of the Company’s Common Stock and Preferred Stock (the “Secondary Shares”) and warrants to purchase Common Stock (the “Secondary Warrants”) from time to time, by certain securityholders of the Company to be identified at the time of any such sale.

This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Securities.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation and Bylaws, each as amended to date, minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company, certificates of public officials and of representatives of the Company and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.  In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that any Warrant Agreement and any Unit Agreement (each as such terms are defined in this opinion letter) constitutes the enforceable obligation of the parties thereto other than the Company; (d) that the Company will have sufficient authorized capital stock to effect the issuance of any of the Common Stock or Preferred Stock at the time of issuance; (e) the proper issuance and accuracy of certificates of public officials and representatives of the Company; (f) that the Company will continue to be incorporated and in good standing under the laws of the State of Delaware; and (g) that the Company will receive consideration for the issuance of the Common Stock and Preferred Stock in each case that is at least equal to (i) the par value of such Common Stock or Preferred Stock and (ii) the amount of consideration specified in the resolutions of the Board of Directors of the Company relating to the sale of such Common Stock or Preferred Stock.

Based on and subject to the foregoing, and subject to completion of all corporate action required to be taken by the Company to authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preferred Stock upon conversion or exchange of any other Securities), and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.             With respect to Common Stock, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.  The Secondary Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2.             With respect to Preferred Stock, when (a) the series of Preferred Stock to be issued has been duly established in accordance with the Company’s Certificate of Incorporation, (b) the applicable Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of Delaware and (c) the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.             With respect to Common Stock or Preferred Stock to be issued upon conversion of the Preferred Stock, when (a) if applicable, a series of Preferred Stock has been duly established in accordance with the Company’s Certificate of Incorporation and authorized by all requisite actions on the part of the Company, (b)  if applicable, the Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (c) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Preferred Stock, as the case may be, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and nonassessable.

4.             With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.  The Secondary Warrants are legal, valid and binding obligations of the Company.

5.             With respect to the Units, when (a) a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement, (c) the Units and have been executed and delivered in accordance with the related Unit Agreement and (d) the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company.

The opinions set forth in paragraphs 4 and 5 above are each subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion is limited to the Delaware General Corporation Laws (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, LLP